UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2011

INVISA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 2nd Street, Suite 965, Sarasota, FL 34236
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (941) 870-3950
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On  April 18, 2011 the Company’s Board of Directors named the following individuals to serve as officers:

Edmund C. King was moved from acting President to Chief Executive Officer.  His biographical information can be found on the Form 10-K filed on March 14, 2011.

As of April 18, 2011, Mr. John F. Zappala has been named President.  Mr. Zappala brings significant senior officer experience to Invisa where his primary responsibilities will include leading revenue growth and business development initiatives. His experience spans companies ranging in size from $30 million to $120 million.  His multi-disciplinary background includes hands-on experience in manufacturing, strategic planning, new product market entry, sales management and strategic marketing.  He was previously CEO and President of the American Lock Company, a privately owned lock manufacturing company with revenues of approximately $35 million, and Group Vice President of Alltrista Corporation where he presided over four division Presidents.

As of April 18, 2011, Elizabeth Henson has been named Vice President of Operations.  Elizabeth is the owner of E. Henson Consulting Services, a small management consulting firm focused on company turn around.  Her experiences include restructuring of debt and cost containment, Bankruptcy Claims Administration, including asset sales, valuation and liquidation for both petitioners and creditors.  She has worked with Companies having annual sales ranging from $300,000 - $100 mil.  Elizabeth was also Managing Partner of Pet Health Services, LLC a mobile pet vaccination service with offices located in California and Texas.  She is also qualified paralegal.

Additionally on April 18, 2011, the Company entered into a Consulting Agreement with Mr. Zappala which provided for a one year term subject to termination upon one year written notice. The Consulting Agreement provides for the following compensation, which represents Mr. Zappala’s only compensation for serving as President:  Monthly compensation of $1,000 cash.  Shares of the Company stock:  100,000 of the Company’s Common Stock, 25,000 shares will vest on each of July 18, 2011, October 18, 2011, January 18, 2012, and April 17, 2012.  The Company shall have no obligation to register such shares and the transferability of such shares will be subject to applicable and regulations.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Registrant’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Registrant’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: April 22, 2011	By:	/s/ Edmund C. King
Edmund C. King
Chief Executive Officer